UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 19, 2009

                             NEXTWAVE WIRELESS INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    000-51958                  20-5361360
(State or other jurisdiction         (Commission              (I.R.S. employer
      of incorporation)              file number)            identification no.)


                      13050 Science Center Drive, Suite 210
                           San Diego, California 92121
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (858) 480-3100


                                 Not Applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         (e)  Compensatory Arrangements of Certain Officers.

         On May 19, 2009 (the "Grant Date"), the Compensation Committee of the Board of Directors of NextWave Wireless Inc. (the "Company") met to consider equity incentive compensation for officers and employees of the Company. The Compensation Committee considered the Company's substantial completion of its global restructuring efforts, the desire to provide officers and employees a continued equity incentive to best align their interests with Company stockholders, and the extent to which the Company's existing options are substantially underwater (with a weighted average exercise price of $6.42, as compared to the closing price of a share of Company common stock on Nasdaq of $0.33 on May 19). After considering these factors, and various alternatives, the Compensation Committee approved the grant of new options to purchase an aggregate of 6,378,516 shares of the Company's common stock at an exercise price of $0.33 per share (the "New Stock Options") pursuant to the NextWave Wireless Inc. 2005 Stock Incentive Plan (the "2005 Plan"). Each officer and employee received a New Stock Option to purchase a number of shares equal to the aggregate number of shares currently subject to options held by such employee, with commensurate vesting terms. The New Stock Options will expire on May 18, 2019, if not previously exercised or forfeited.

         The New Stock Options awarded to the Company's current executive officers are as follows: James C. Brailean, Chief Executive Officer, President and Chief Operating Officer of the Company, 366,666 shares, of which 343,749 are exercisable and 22,917 are unexercisable as of the Grant Date; Francis J. Harding, Chief Financial Officer of the Company, 187,500 shares, of which 172,163 are exercisable and 15,337 are unexercisable as of the Grant Date; Frank
A. Cassou, Executive Vice President and Chief Legal Counsel of the Company, 387,783 shares, all of which are exercisable as of the Grant Date; and Allen Salmasi, Chairman of the Company, 528,082 shares, all of which are exercisable as of the Grant Date. The unexercisable portion of the option awarded to Dr. Brailean will vest in equal installments over 2 months. The unexercisable portion of the option awarded to Mr. Harding will vest in equal installments over 24 months.

         Also on May 19, 2009, the Committee approved the grant of certain new hire and other pending stock options (the "Stock Options") to purchase an aggregate of 228,950 shares of the Company's common stock pursuant to the 2005 Plan. The Stock Options were awarded to new or recently promoted employees of the Company and its subsidiaries. The Stock Options have an exercise price of $0.33 per share and will vest over a four-year period commensurate with past practice, including credit for length of service prior to the date of the grant.


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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: May 22, 2009
                                   NEXTWAVE WIRELESS INC.

                                   By: /s/ Frank A. Cassou
                                       ---------------------------------------
                                       Frank A. Cassou
                                       Executive Vice President and
                                       Chief Legal Counsel





























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